EXHIBIT 4.2



THE SECURITIES EVIDENCED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION COVERING SUCH SECURITIES, (II) THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT AND ANY APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION, OR (III) THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND ANY APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION.


                          SUTTER HOLDING COMPANY, INC.

                          COMMON STOCK PURCHASE WARRANT


No. [__]                                                      December ___, 2002


FOR VALUE RECEIVED, Sutter Holding Company,
         Inc., a Delaware corporation (the "Company"), hereby grants to __________________ and its permitted successors and assigns (referred to herein as the "holder" or "holder hereof") the right, subject to the terms and conditions herein set forth, to purchase at any time prior to the termination of this Warrant pursuant to Section 7 below, at a price equal to $11.00 per share, subject to adjustment as provided herein (the "Warrant Price"), that number of fully paid and nonassessable shares of the Common Stock of the Company determined in accordance with Section 1 below (subject to adjustment as provided herein, the "Warrant Shares"). This Warrant is nontransferable (except as provided Section 6 below) and may only be exercised at one time for all Warrant Shares and not in partial increments. Capitalized terms used in this Warrant, but not otherwise defined herein, will have the respective meanings set forth in that certain Stock Purchase Agreement dated as of the date hereof among the Company, the holder hereof, RCH, LLC, Lawrence Anspach, and Diana Mead (as the same may be amended, supplemented or otherwise modified from time to time, the "Purchase Agreement"). This Warrant is one of the Warrants issued by the Company pursuant to Section 2.1.1(d) of the Purchase Agreement (together, as the same may be amended, supplemented or otherwise modified from time to time, the "Warrants").

         1. Number of Warrant Shares. The number of Warrant Shares for which this Warrant is exercisable is equal to _________________________, subject to adjustment as provided herein.

         2. Adjustment of Warrant Price and Warrant Shares. The Warrant Shares issuable upon the exercise of this Warrant and the Warrant Price will be subject to adjustment from time

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to time as follows, and the Company agrees to give the holder of this Warrant 15 days advance notice of the effective date of the following:

              (a) Consolidation, Merger, Sale of Assets, etc. If at any time the Company proposes to (i) consolidate with or merge into any other Person and will not be the continuing or surviving Person of such consolidation or merger, or
(ii) permit any other Person to consolidate with or merge into the Company and the Company will be the continuing or surviving Person but, in connection with such consolidation or merger, the Warrant Shares will be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (iii) sell or otherwise transfer all or substantially all of its properties or assets to any other Person, or (iv) effect a capital reorganization or reclassification of any Warrant Shares or other capital stock of the Company (other than a capital reorganization or reclassification to the extent that such capital reorganization or reclassification results in an adjustment in the Warrant Shares and/or the Warrant Price as provided in Section 2(b) or 2(c) hereof), then, and in the case of each such transaction, the Company will make and/or arrange to be made proper provision so that, upon the basis and the terms and in the manner provided in this Warrant, the holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction, will be entitled to receive (at the aggregate Warrant Price in effect at the time of such consummation for all Warrant Shares issuable upon such exercise immediately prior to such consummation), in lieu of the Warrant Shares issuable upon such exercise prior to such consummation, the greatest amount of securities, cash or other property to which such holder would actually have been entitled as a member upon such consummation if such holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Section 2(b) or 2(c) hereof, and, to the extent this Warrant has not been exercised by the effective date of such transaction, this Warrant will, at the holder's option, (i) terminate or (ii) be exchanged for a warrant for the number of shares provided in the following sentence. The foregoing notwithstanding, a merger or consolidation of the Company with or into another corporation after which the shareholder(s) of the Company holding more than 50% of the voting power of the Company immediately prior to such transaction hold more than 50% of the voting power of the surviving entity, will not result in termination of this Warrant; instead this Warrant will be exchanged for a warrant of the surviving corporation that will entitle the holder hereof to acquire upon the exercise thereof the number of shares of stock or other property to which the holder of the number of shares of the Warrant Shares which are subject to this Warrant on the effective date of the merger would have been entitled to receive for such securities under the terms of the merger.

              (b) Reclassification, etc. If the Company at any time will, by subdivision, combination or reclassification of securities or otherwise, change any of the securities to which purchase rights under this Warrant exist into the same or a different number of securities of any class or classes, this Warrant will thereafter be to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification, or other change. If shares of the class of the Company's stock for which this Warrant is being exercised are subdivided or combined into a greater or smaller number of shares of stock, the Warrant Price will be proportionately reduced in the case of subdivision of shares or proportionately increased in the case of combination of shares, in both cases by the ratio which the total number of shares of such class of stock to be outstanding immediately after such event bears to the total number of shares of such class of stock outstanding immediately prior to such event.

              (c) Adjustment for Dividends in Stock or other Securities or Property. In case at any time or from time to time on, whether before or after the date hereof, the holders of the shares of the Company's capital stock of the same class and series as the Warrant Shares (or any shares of stock or other securities or property at the time receivable upon the exercise of this Warrant) will have received, or, on or after the record date fixed for the determination of eligible shareholders, will have become entitled to receive, without payment therefor, other or additional stock or other securities or property of the Company by way of dividend or distribution, then and in each case, the holder of this Warrant will, upon the exercise hereof, be entitled to receive, in addition to the number of shares of Warrant Shares receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional stock or securities in or property of the Company which such holder would hold on the date of such exercise had it been the holder of record of such Warrant Shares on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock or other securities or property receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by this Section 2, and all such additional stock or other securities or property will thenceforth constitute part of the Warrant Shares.

              (d) No Impairment. The Company will not, by amendment of its certificate of incorporation or other organizational documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

         3. No Shareholder Rights. Subject to Sections 2 and 5 of this Warrant, this Warrant, by itself, as distinguished from any shares purchased hereunder, will not entitle its holder to any of the rights of a shareholder of the Company. Nothing contained in this Warrant will be construed as imposing any obligation on its holder to purchase any securities or as imposing any liabilities on such holder as a shareholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

         4. Exercise of Warrant. This Warrant may be exercised in whole or in part by the holder, at any time after the date hereof and prior to the termination of this Warrant, by the surrender of this Warrant, together with the Notice of Exercise attached hereto as Attachment 1, duly completed and executed at the principal office of the Company, accompanied by payment in full of the Warrant Price in cash or by check with respect to the shares of Warrant Shares being purchased. This Warrant will be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Shares issuable upon such exercises will be treated for all purposes as holder of such shares of record as of the close of business on such date. As promptly as practicable (and in any event within seven (7) calendar days) after such date, the Company, at its sole expense (including the payment by it of any applicable issue taxes), will issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Warrant Shares issuable upon such exercise. No fractional shares or scrip representing fractional shares will be issued upon the exercise of this Warrant. In lieu of any fractional share to which the holder would otherwise be entitled, the Company will make a cash payment equal to the fair market value of one share of the Company's common stock (and/or other securities and/or property corresponding to Warrant Shares) multiplied by such fraction. In the event that this Warrant is exercised in part but not in whole, the Company will issue the holder a replacement warrant on substantially the same terms representing the portion of this Warrant not exercised.

         5. Certificate of Adjustment. Whenever the Warrant Price or number or type of Warrant Shares is adjusted, as herein provided, the Company will promptly (and no less than seven (7) calendar days thereafter) deliver to the record holder of this Warrant a certificate of an executive officer of the Company setting forth in reasonable detail the reason for and nature of such adjustment, the method of calculation, and other facts upon which such adjustment is based, and the Warrant Price and Warrant Shares before and after such adjustment. In addition, upon the written request at any time of the holder, the Company will furnish to such holder a report setting forth the then current number of Warrant Shares and the then current Warrant Price and showing in reasonable detail how same were calculated.

         6. Transfer of Warrant. This Warrant may not be transferred or assigned by the holder hereof in whole or in part, except that the holder may assign or transfer this Warrant to (i) any affiliate of the holder, or (ii) if the holder is an individual or trust, to his or her spouse, children, grandchildren, parents, grandparents, siblings or other lineal descendants, or a trust, partnership or other entity for the exclusive benefit of the foregoing, or his or her heirs, legates, executors, or other legal representatives. This Warrant will bind the Company and Company's successors and assigns (to the extent permitted under this Warrant) and will inure to the benefit of the holder including its permitted successors and assigns. The Company will not, without the prior written consent of the holder, assign any of its rights or obligations under this Warrant.

         7. Termination. This Warrant will terminate at 5:00 p.m., Eastern standard time, on the fifth anniversary of the date hereof.

         8. Registration. The Company shall notify the holder of this Warrant in writing at least five (5) days prior to filing any registration statement on Form S-8 under the Securities Act of 1933, as amended, for purposes of effecting a the registration of securities of the Company and will afford the holder an opportunity to include in such registration statement all or any part of the Warrant Shares; provided, that, at such time, the Warrant Shares are eligible for registration on a Form S-8 registration statement.

         9. Miscellaneous. This Warrant will be governed by the laws of the State of Delaware, as such laws are applied to contracts to be entered into and performed entirely in Delaware by Delaware residents. The headings in this Warrant are for purposes of convenience and reference only, and will not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed or waived orally, but only by an instrument in writing signed by the Company and the holder of this Warrant. All notices and other communications from the Company to the holder of this Warrant will be delivered personally or mailed by overnight courier or first class mail, postage prepaid, to the address furnished to the Company in writing by the last holder of this Warrant who will have furnished an address to the Company in writing, and if mailed will be deemed given three days after deposit in the United States mail.

         10. Reservation of Shares, etc. The Company will at all times reserve and keep available, solely for issuance and delivery upon exercise of this Warrant and the other Warrants, the number of Warrant Shares from time to time issuable upon exercise of this Warrant and all other Warrants at the time outstanding. All Warrant Shares issuable upon exercise of this or any other Warrants will be duly authorized and, when issued upon such exercise, will be validly issued and fully paid and nonassessable with no liability on the part of the holders thereof.

         11. Replacement of Warrant. If this Warrant becomes mutilated and is surrendered by the holder with respect thereto to the Company, or if holder claims that this Warrant has been lost, destroyed or wrongfully taken, the Company will execute and deliver to such holder a replacement Warrant, in like tenor, upon the affidavit attesting to such loss, destruction or wrongful taking with respect to this Warrant and upon the provision of customary indemnification of the Company by the holder. Such lost, destroyed, mutilated, surrendered or wrongfully taken Warrant will be deemed to be replaced for all purposes hereof.

         ISSUED:  December ___, 2002



                                                SUTTER HOLDING COMPANY, INC.


                                        By:  ________________________________
                                        Name:    William G. Knuff, III
                                        Title:   Chief Executive Officer

                                  Attachment 1

                               NOTICE OF EXERCISE

TO:      SUTTER HOLDING COMPANY, INC.

         1. The undersigned hereby elects to purchase _____________________ shares of Common Stock of Sutter Holding Company, Inc., pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

         2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


         (Name)


         (Address)



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(Date)                                     (Name of Warrant Holder)



                                     By:
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                                     Title:
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                                             Name:
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                                             Title:
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